AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 2009
Registration No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Mobile Mini, Inc.
(Exact Name of Registrant as Specified in Its Charter)

7420 S. Kyrene Road, Suite 101
Tempe, Arizona 85283
Delaware	(480) 894-6311	86-0748362
(State or Other Jurisdiction of	(Address, Including Zip Code, and	(I.R.S. Employer
Incorporation or	Telephone Number,	Identification No.)
Organization)	Including Area Code, of Registrant’s
Principal Executive Offices)
Christopher Miner, Esq.
Senior Vice President and General Counsel
Mobile Mini, Inc.
7420 S. Kyrene Road, Suite 101
Tempe, Arizona 85283
(480) 894-6311
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:

Joseph P. Richardson, Esq. Squire, Sanders & Dempsey L.L.P. Two Renaissance Square 40 North Central Avenue, Suite 2700 Phoenix, Arizona 85004 (602) 528-4000	Joshua N. Korff, Esq. Kirkland & Ellis LLP Citigroup Center 153 East 53rd Street New York, New York 10022-4611 (212) 446-4800
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of		Offering Price Per	Aggregate Offering	Registration
Securities to be Registered	Amount to be Registered (1)	Unit (2)	Price (2)	Fee (3)
Common Stock, par value $.01 per share	8,555,555 shares	$12.36	$105,318,882	$927

(1)	Consists of shares of common stock issuable upon exercise of the Company’s Series A Convertible Redeemable Participating Preferred Stock issued to the selling stockholders in connection with the acquisition of Mobile Storage Group, Inc. on June 27, 2008. Pursuant to Rule 416, includes such additional number of shares of the registrant’s common stock that may become issuable as a result of any stock splits, stock dividends or similar events.

(2)	Estimated, pursuant to Rule 457(c), solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low sales prices for shares of the Common Stock, on April 20, 2009, as reported on the Nasdaq Global Market.

(3)	Mobile Mini, Inc. previously paid a registration fee of $23,540 with respect to securities that were previously registered pursuant to the registration statement on Form S-3 (File No. 333-124612) initially filed by Mobile Mini, Inc. on May 4, 2005, of which $8,515 was not used thereunder and $3,565 was used as part of the registration fee for the Form S-3 (File No. 333-156453) initially filed by Mobile Mini, Inc. on December 24, 2008. In accordance with Rule 457(p), the remaining $4,950 of unused amount of the registration fee paid with respect to the prior registration statement will be applied to pay the registration fee payable with respect to the securities registered under this registration statement.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is neither final nor complete. This prospectus is not an offer to sell these securities nor is it an invitation for offers to buy these securities in any state or jurisdiction where not permitted.

SUBJECT TO COMPLETION, DATED APRIL 27, 2009
8,555,555 SHARES
COMMON STOCK
     The selling stockholders listed in this prospectus are offering for sale up to 8,555,555 shares of our common stock issuable upon the conversion of preferred stock.
     We will not receive any proceeds from the sale of common stock by the selling stockholders. We are registering the offer and sale of these shares pursuant to certain registration rights granted to the selling stockholders. We will pay the expenses incurred in connection with the registration of the shares, including all registration, listing and qualification fees, printer and accounting fees, our legal fees and up to $50,000 of the selling stockholders’ legal fees, and applicable local counsel to the selling stockholders. The selling stockholders will pay any underwriting fees, discounts, concessions, or brokerage commissions associated with the sale of their shares of common stock.
     Each of the selling stockholders will determine when it will sell its shares, and in all cases will sell its shares at the current market price or at negotiated prices at the time of the sale. Securities laws and Securities and Exchange Commission regulations may require the selling stockholder to deliver this prospectus to purchasers when it resells its shares of common stock.
     Our common stock is traded on the NASDAQ Global Market under the symbol “MINI.” On April 24, 2009, the last sale price of our common stock as reported on the NASDAQ Global Market was $13.08 per share. Prospective purchasers of our common stock are urged to obtain current information as to the market price of our common stock.
     An investment in our common stock involves risks. See the section entitled “Risk Factors” beginning on page 1.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is      .

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

i

ABOUT THIS PROSPECTUS
     Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus or any accompanying prospectus supplement to “we,” “us,” “our” or “our company” refer to Mobile Mini, Inc., a Delaware corporation.
     This prospectus is part of a resale registration statement that we filed with the United States Securities and Exchange Commission, or Commission or SEC, utilizing a “shelf” registration process. The selling stockholders may offer and sell, from time to time, an aggregate of up to 8,555,555 shares of our common stock under this prospectus.
     You should rely only upon the information contained in this prospectus, the registration statement of which this prospectus is a part and the documents which are incorporated herein by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus is based on information provided by us and other sources that we believe are reliable. We have summarized certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our business and the terms of the offering, including the merits and risks involved.
     Any statements in this prospectus or in any accompanying prospectus supplement concerning the provisions of any document are not complete. In each instance, reference is made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or otherwise filed with the SEC. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed.
FORWARD-LOOKING STATEMENTS
     This prospectus and other materials filed or to be filed by us with the SEC (as well as information included in oral statements or other written statements made or to be made by us or our representatives) contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and may include the words “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan” or other words or expressions of similar meaning. We have based these forward-looking statements on our current expectations about future events. The forward-looking statements include statements that reflect management’s beliefs, plans, objectives, goals, expectations, anticipations and intentions with respect to our financial condition, results of operations, future performance and business, including statements relating to our business strategy and our current and future development plans. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include those factors described under the caption “Risk Factors” contained in our periodic filings made with the SEC and any prospectus supplement to this prospectus. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements.
     Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Our past performance or past or present economic conditions in our markets are not indicative of future performance or conditions. Due to these inherent uncertainties, current or potential investors in our securities are urged not to place undue reliance on forward-looking statements. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to projections over time.
     You should carefully read the factors described under the “Risk Factors” section at page 1 in this prospectus, as well as any risks described in the documents incorporated by reference in this prospectus or any prospectus supplement.

ii

THE COMPANY
     We are the largest provider of portable storage solutions in North America and the United Kingdom, through our total lease fleet of approximately 273,700 portable storage and mobile office units at December 31, 2008. We offer a wide range of portable storage products in varying lengths and widths with an assortment of differentiated features such as our patented locking systems, multiple doors, electrical wiring and shelving. At December 31, 2008, we operated through a network of 94 branches in the United States, Canada, the United Kingdom and The Netherlands. In addition, we have various operational yards to support our branch operations in both North America and the U.K. Our portable units provide secure, accessible temporary storage for a diversified client base of approximately 118,000 customers, including large and small retailers, construction companies, medical centers, schools, utilities, manufacturers and distributors, the U.S. and U.K. military, hotels, restaurants, entertainment complexes and households. Our customers use our products for a wide variety of storage applications, including retail and manufacturing supplies and inventory, temporary offices, construction materials and equipment, documents and records and household goods.
     Our principal executive office is located at 7420 S. Kyrene Road, Suite 101, Tempe, Arizona 85283. Our telephone number is (480) 894-6311.
RISK FACTORS
     Investing in our common stock involves substantial risks. In addition to other information contained in this prospectus and any accompanying prospectus supplement, before investing in our common stock, you should carefully consider the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and in any other documents incorporated by reference into this prospectus, as updated by our future filings. These risks are not the only ones faced by us. Additional risks not known or that are presently deemed immaterial could also materially and adversely affect our financial condition, results of operations, our products, business and prospects. Any of these risks might cause you to lose all or a part of your investment.
USE OF PROCEEDS
     We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders. All costs and expenses incurred in connection with the registration under the Securities Act of the offering made hereby will be paid by us, other than any brokerage fees and commissions, up to $50,000 of the fees and disbursements of legal counsel for the selling stockholders, applicable local counsel to the selling stockholders, and stock transfer and other taxes attributable to the sale of the shares, if applicable, which will be paid by the selling stockholders.
DIVIDEND POLICY
     We do not currently intend to pay cash dividends on our common stock. Instead, we will use our available cash to continue the expansion of our business. Our credit facility does not allow us to pay dividends without the consent of our lenders.

SELLING STOCKHOLDERS
     On June 27, 2008, in connection with our acquisition of Mobile Storage Group, Inc., we issued 8,555,555.56 shares of preferred stock designated as our Series A Convertible Redeemable Participating Preferred Stock to former stockholders of Mobile Storage Group. Because the preferred stock includes one fractional share for which we will pay cash to the holders at the time of issuance rather than issue fractional shares of common stock, we are registering 8,555,555 shares of our common stock hereunder.
     The Series A Convertible Redeemable Participating Preferred Stock is initially convertible into 8,555,555.56 shares of our common stock, representing a conversion price of $18.00 per share. This preferred stock is mandatorily convertible into our common stock if, after June 27, 2009, our common stock trades above $23.00 per share for a period of 30 consecutive days. The preferred stock does not have any cash or payment-in-kind dividends (unless and until a dividend is paid with respect to the common stock, in which case dividends will be paid on an equal basis with the common stock, on an as-converted basis) and do not impose any covenants upon us.
     Under the terms of a stockholders agreement with the selling stockholders, these former Mobile Storage Group stockholders party to the stockholders agreement are restricted from transferring, voluntarily or involuntarily, directly or indirectly, in any manner, any equity or debt securities of Mobile Mini, in whole or in part, or any other right or interest therein, or entering into any transaction which results in the economic equivalent of a transfer to any person except pursuant to a permitted transfer (i) following such stockholder’s death to a permitted transferee, (ii) to its affiliates subject to certain restrictions and (iii) on or after June 27, 2009, provided, that private sales of our common stock or sales of preferred stock to any single transferee shall not exceed 3% of the fully diluted common stock of Mobile Mini subject to certain restrictions. In addition, in the event of such permitted transfers, the aggregate number of permitted transferees in connection with transfers by any single stockholder party to the stockholders agreement may be limited or subject to certain restrictions.
     We are registering the shares of our common stock covered by this prospectus pursuant to the registration rights granted to the selling stockholders under the terms of the stockholders agreement referenced above, to permit these investors to resell or otherwise dispose of these shares of common stock from time to time. The beneficial ownership information in the below table is based solely on information provided to Mobile Mini by each selling stockholder.
     Pursuant to this prospectus, the selling stockholders may offer an aggregate of 8,555,555 shares of our common stock for resale. The shares are being offered for the account of the selling stockholders identified in the table below.
     The following table sets forth information as of April 27, 2009 and includes the number of shares of our common stock beneficially owned by the selling stockholders prior to the offering, the number of shares of common stock offered by the selling stockholders, and the number of shares of common stock that will be owned by the selling stockholders upon completion of the offering or offerings pursuant to this prospectus, assuming the selling stockholders sell all of the shares of common stock offered hereby. Only those selling stockholders listed below or their transferees, pledgees, donees, assignees, distributees, successors and others who later come to hold any of the selling stockholders’ interest may offer and sell the common stock pursuant to this prospectus and any accompanying prospectus supplement. The selling stockholders may offer for sale pursuant to this prospectus and any accompanying prospectus supplement from time to time, any or all of the common stock listed below. Accordingly, no estimate can be given as to the shares of common stock that the selling stockholders will hold upon consummation of any such sales.
     Applicable percentages are based on 35,470,209 shares of our common stock outstanding on March 31, 2009, adjusted as required by rules promulgated by the Securities and Exchange Commission.
     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.
     There are no material relationships between the selling stockholders and us other than as disclosed herein and the documents we incorporate by reference.

	Common Stock Beneficially Owned
	Before the Offering
		Number of
		Shares Issuable			Common Stock Beneficially
		Upon		Shares of	Owned After Completion of
		Conversion of		Common	Offering (1)
	Number of	Preferred		Stock Being	Number of
Name (2)	Shares (3)	Stock	Percentage	Offered	Shares	Percentage
Welsh, Carson, Anderson & Stowe X, L.P.	0	6,356,319	17.9%	6,356,319	0	*
WCAS Capital Partners IV, L.P.	0	307,431	*	307,431	0	*
WCAS Management Corporation	0	5,518	*	5,518	0	*
de Nicola Holdings, L.P.	0	920	*	920	0	*
California State Teachers’ Retirement System	135,299	689,718	2.3%	689,718	135,299	*
Foxkirk, LLC	0	245,945	*	245,945	0	*
Ronald Valenta	30,020	230,934	*	230,934	30,020	*
Grandview Holdings, L.P.	0	113,908	*	113,908	0	*
Lehman Brothers Co-Investment Partners L.P.	0	432,751	1.2%	432,751	0	*
Lehman Brothers Co-Investment Capital Partners L.P.	0	15,834	*	15,834	0	*
Lehman Brothers Co-Investment Group L.P.	0	11,227	*	11,227	0	*
The Wilson Trust Dated August 24, 2000 Trustee: Christopher A. Wilson	200	17,378	*	17,378	200	*
Allan Villegas	0	4,986	*	4,986		*
Douglas Waugaman	48,473	57,618	*	57,618	48,473	*
Gilbert Gomez	22,065	2,367	*	2,367	22,065	*
James Martell	9,196	9,196	*	9,196	9,196	*
Jody Miller	41,704	31,860	*	31,860	41,704	*
William Armstead	31,819	8,612	*	8,612	31,819	*
Jeffrey Kluckman	100	13,033	*	13,033	100	*

*	Less than 1%

(1)	Assumes that the selling stockholder sells all of the shares being offered.

(2)	We have been informed by Welsh, Carson, Anderson & Stowe X, L.P. that the following stockholders are parties to agreements with Welsh, Carson, Anderson & Stowe X, L.P. restricting their voting and dispositive power over the shares that they beneficially own: Lehman Brothers Co-Investment Partners LP, Lehman Brothers Co-Investment Capital Partners LP, Lehman Brothers Co-Investment Group LP, California State Teachers’ Retirement System, and Foxkirk, LLC. Other than the forgoing, we believe that each of the selling stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except as otherwise indicated in the footnotes to this table.

(3)	Figures in this column do not include the shares of common stock issuable upon conversion of the preferred stock listed in the column to the right.

PLAN OF DISTRIBUTION
     The selling stockholders and any transferees, pledgees, donees, assignees, distributees or other successors in interest to a selling stockholder may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our common stock covered by this prospectus on the NASDAQ Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. A selling stockholder may use any one or more of the following methods when disposing of shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law (including underwritten transactions).
     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
     Broker-dealers, underwriters and agents engaged by the selling stockholders may arrange for other brokers dealers, underwriters or agents to participate in sales. Broker-dealers, underwriters or agents may receive commissions, discounts or concessions from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.
     In connection with the sale of the common stock or interests therein, certain of the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one (1) or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The selling stockholders and any broker-dealers, underwriters or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers, underwriters or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
     We will pay the expenses incurred in connection with the registration of the shares, including all registration, listing and qualification fees, printer and accounting fees, our legal fees and up to $50,000 of the selling stockholders’ legal fees, and applicable local counsel to the selling stockholders. The selling stockholders will pay any underwriting fees, discounts, concessions, or brokerage commissions associated with the sale of their shares of common stock.
     Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.
     To the extent required, the shares of our common stock to be sold; the names of the selling stockholders; the respective purchase prices and public offering prices; the names of any agents, dealers or underwriters; and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
LEGAL MATTERS
     The validity of the common stock offered by this prospectus has been passed on for us by Squire, Sanders & Dempsey L.L.P., Phoenix, Arizona.
EXPERTS
     The consolidated financial statements of Mobile Mini, Inc. appearing in Mobile Mini, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 (including the schedule appearing therein), and the effectiveness of Mobile Mini, Inc.’s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read a copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that web site is www.sec.gov.
     We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules and the documents we incorporate by reference, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this or another document.
     This prospectus includes by reference the documents listed below that we have previously filed with the SEC and that are not included in or delivered with this document. They contain important information about our business, prospects and financial condition.

Filing	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2008
Definitive Proxy Statement on Schedule 14A	Relating to our 2009 annual meeting of stockholders
     We also incorporate by reference the description of our capital stock contained in the Form 8-A filed on December 12, 1999, which contains a description of our Series C Junior Participating Preferred Stock issuable in connection with our stockholder rights plan.
     We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date of the closing of each offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than information furnished under Item 2.02 and 7.01, which is deemed not to be incorporated by reference in this prospectus), as well as proxy statements (other than information identified therein as not incorporated by reference). You should review these filings as they may disclose changes in our business, products or financial condition or other affairs after the date of this prospectus. The information that we file later with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the closing of each offering will automatically supersede previous information included or incorporated by reference in the prospectus.
     You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:
Mobile Mini, Inc.
Attention: Investor Relations
7420 South Kyrene Road, Suite 101
Tempe, Arizona 85283
Telephone: (480) 894-6311
     You may also obtain copies of these filings, at no cost, by accessing our website at http://www.mobilemini.com; however, the information found on our website is not considered part of this prospectus.
     No dealer, salesperson or other person is authorized to provide any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the estimated expenses, other than underwriting discounts and other expenses associated with offerings of particular securities, in connection with the issuance and distribution of the securities being registered.

SEC registration fee	$927
*Legal fees	10,000
*Accounting fees	8,000
*Printing fees	5,000

Total	$23,927

*	Estimated
Item 15. Indemnification of Directors and Officers
     Section 145 of the General Corporation Law of the state of Delaware (“DGCL”), as amended, provides that under certain circumstances, a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in such capacity in another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has on reasonable cause to believe such person’s conduct was unlawful.
     The DGCL authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
     Mobile Mini’s Amended and Restated Certificate of Incorporation and Bylaws provide for the indemnification of its directors to the fullest extent permitted under Delaware law. Pursuant to employment agreements entered into by Mobile Mini with certain of its executive officers, Mobile Mini must indemnify such officers and employees in the same manner and to the same extent that it is required to indemnify its directors under its Bylaws. Mobile Mini’s Certificate of Incorporation limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director’s fiduciary duty.
     The Registrant has entered into indemnification agreements with each of its directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, a director will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Registrant (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Registrant or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Registrant to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Registrant copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.
     Mobile Mini has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of Mobile Mini, or that may arise out of their status as directors or officers of the registrants, including liabilities under the federal and state securities laws. Mobile Mini has entered into indemnification agreements to indemnify its directors to the extent permitted under Delaware law.
Item 16. Exhibits
   See the Exhibit Index which is incorporated herein by reference.
Item 17. Undertakings
     The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),

(vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on April 27, 2009.

Mobile Mini, Inc.
By:	/s/ Steven G. Bunger
Steven G. Bunger
President, Chief Executive Officer and Director

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven G. Bunger, and Mark Funk, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, and fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
ON BEHALF OF MOBILE MINI, INC.:

Signature	Title	Date

/s/Steven G. Bunger Steven G. Bunger	President, Chief Executive Officer and Director (Principal Executive Officer)	April 27, 2009

/s/ Mark Funk Mark Funk	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)	April 27, 2009

/s/ Deborah K. Keeley Deborah K. Keeley	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 27, 2009

/s/ Jeffrey S. Goble Jeffrey S. Goble	Director	April 27, 2009

/s/ Stephen A McConnell Stephen A McConnell	Director	April 27, 2009

Signature	Title	Date

/s/ Michael L. Watts Michael L. Watts	Director	April 27, 2009

/s/ Frederick G. McNamee Frederick G. McNamee	Director	April 27, 2009

/s/ Sanjay Swani Sanjay Swani	Director	April 27, 2009

/s/ Michael E. Donovan Michael E. Donovan	Director	April 27, 2009

/s/ Lawrence Trachtenberg Lawrence Trachtenberg	Director	April 27, 2009

EXHIBIT INDEX

Exhibit
Number	Description

3.1.1	Amended and Restated Certificate of Incorporation of Mobile Mini, Inc. (Incorporated by reference to Exhibit 3.1 of the Registrant’s Report on Form 10-K for the fiscal year ended December 31, 1997).

3.1.2	Certificate of Amendment, dated July 20, 2000, to the Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1a of the Registrant’s Report on Form 10-Q for the quarter ended June 30, 2000).

3.1.3	Certificate of Designation, Preferences and Rights of Series C Junior Participating Preferred Stock of Mobile Mini, Inc., dated December 17, 1999 (Incorporated by reference to the Registrant’s Report on Form 8-K dated December 13, 1999).

3.1.4	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Mobile Mini, Inc., dated June 26, 2008 (Incorporated by reference to the Registrant’s Report on Form 8-K dated July 1, 2008).

3.1.5	Certificate of Designation of Mobile Mini, Inc. Series A Convertible Redeemable Participating Preferred Stock, dated June 27, 2008 (Incorporated by reference to the Registrant’s Report on Form 8-K dated July 1, 2008).

3.2	Amended and Restated Bylaws (Incorporated by reference to the Registrant’s Report on Form 10-K for the fiscal year ended December 31, 2007).

4.1	Form of Common Stock Certificate (Incorporated by reference to the Registrant’s Report on Form 10-K for the fiscal year ended December 31, 2003).

4.2	Rights Agreement, dated as of December 9, 1999, between Mobile Mini, Inc. and Norwest Bank Minnesota, NA, as Rights Agent. (Incorporated by reference to the Registrant’s Report on Form 8-K dated December 13, 1999).

5.1	Opinion of Squire, Sanders & Dempsey L.L.P.*

10.1	Stockholders Agreement dated as of June 27, 2008, between Mobile Mini and the certain stockholders. (Incorporated by reference to the Registrant’s Report on Form 8-K dated July 1, 2008).

23.1	Consent of Squire, Sanders & Dempsey L.L.P. (contained in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.*

24.1	Power of Attorney (Contained on Signature Page).

*	Filed herewith.